UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 19, 2021

Mirion Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39352	83-0974996
(State or Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1218 Menlo Drive

Atlanta, Georgia 30318

(Address of Principal Executive Offices)

(770) 432-2744

(Registrant’s telephone number, including area code)

GS Acquisition Holdings Corp II

200 West Street

New York, New York 10282

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MIR	New York Stock Exchange
Redeemable warrants to purchase Class A common stock	MIRW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

Due to the large number of events reported under the specified items of Form 8-K, this Current Report on Form 8-K is being filed in two parts. An amendment to this Form 8-K is being submitted for filing on the same date to include additional matters under Items 3.03, 5.03, 5.05, 5.06 and 9.01 of Form 8-K.

On October 20, 2021 (the “Closing Date”), Mirion Technologies, Inc. (formerly known as GS Acquisition Holdings Corp II), consummated its previously announced business combination (the “Business Combination”) pursuant to that certain Business Combination Agreement, dated as of June 17, 2021 (as amended, the “Business Combination Agreement”), by and among the Company, Mirion Technologies (TopCo), Ltd, a Jersey private company limited by shares (“Mirion TopCo”), CCP IX LP No. 1, CCP IX LP No. 2, CCP IX Co-Investment LP and CCP IX Co-Investment No. 2 LP (collectively, the “Charterhouse Parties”) and the other holders of A Ordinary Shares and B Ordinary Shares of Mirion TopCo from time to time becoming a party thereto by executing a Joinder Agreement (each, a “Joining Seller” and collectively, the “Joining Sellers” and, together with each Supporting Mirion Holder, each, a “Seller” and, collectively, the “Sellers,” and the transactions contemplated by the Business Combination Agreement, the “Transactions”).

Unless the context otherwise requires, “we,” “us,” “our” and the “Company” refer to Mirion Technologies, Inc., a Delaware corporation, and its consolidated subsidiaries at and after the Closing Date and giving effect to the Closing and the terms “GSAH” and “Mirion TopCo” refer to GS Acquisition Holdings Corp II and Mirion Technologies (TopCo) Ltd, respectively, prior to the Closing Date and without giving effect to the Closing. All references herein to the “Board” refer to the board of directors of the Company.

The Company’s stockholders, at a special meeting of the Company on October 19, 2021, approved and adopted the Business Combination Agreement and seven of the eight related proposals presented in the Company’s definitive proxy statement/prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 29, 2021 (the “Proxy Statement”). In connection with the Business Combination, stockholders of GSAH elected to redeem 14,628,610 shares of Class A common stock, par value $0.0001 per share, of the Company (the “Class A common stock”), representing approximately 19.5% of the Company’s issued and outstanding Class A common stock before giving effect to the Business Combination. Neither of the Backstop Agreement nor the Option Agreement were exercised.

As contemplated by the Business Combination Agreement and as described in the Proxy Statement in the section entitled “Proposal No. 1—Approval of the Business Combination” beginning on page 165, the Company became the corporate parent of Mirion TopCo. In order to implement a structure similar to that of an “Up-C,” the Company established a Delaware corporation, Mirion IntermediateCo, Inc. (“IntermediateCo”), as a subsidiary of the Company. A newly-formed subsidiary of IntermediateCo merged with and into Mirion TopCo with Mirion TopCo surviving as a wholly-owned subsidiary of IntermediateCo. The Company holds 100% of the voting shares of IntermediateCo Class A common stock, par value $0.0001 per share, and greater than 80% of the shares of IntermediateCo Class B common stock, par value $0.0001 per share (the “IntermediateCo Class B common stock”). The remainder of the shares of IntermediateCo Class B common stock were issued to certain Sellers as described below. The material terms of the Company’s corporate structure are described in the section of the Proxy Statement entitled “Summary of the Proxy Statement/Prospectus—Business Combination Proposal—Structure of the Transactions” beginning on page 33 of the Proxy Statement, which is incorporated herein by reference.

The aggregate business combination consideration (the “Business Combination Consideration”) paid by the Company to the Sellers in connection with the consummation of the Business Combination was $1.3 billion in cash, 30,401,902 newly issued shares of Class A common stock and 8,560,540 newly issued shares of the Company’s Class B common stock, par value $0.0001 per share (the “Class B common stock” and, together with the Class A common stock, the “Common Stock”). The Sellers receiving shares of Class B common stock also received one share of IntermediateCo Class B common stock per share of Class B common stock as a paired interest (the “paired interests”). Each of the shares of Class A common stock and each paired interest were valued at $10.00 per share for purposes of determining the aggregate number of shares issued to the Sellers.

The holders of the Class B common stock before the Closing (the “founder shares”) agreed to waive the anti-dilution adjustments provided for in the Company’s Amended and Restated Certificate of Incorporation, which were applicable to the Class B common stock. As a result of such waiver, the 18,750,000 founder shares automatically converted into shares of Class A common stock on a one-for-one basis upon the consummation of the Business Combination. The founder shares also became subject to vesting in three equal tranches, based on the volume-weighted average price of the Class A common stock being greater than or equal to $12.00, $14.00 and $16.00 (each, a “Founder Share Vesting Event”) per share for any 20 trading days in any 30 consecutive trading day period. Vesting of the founder shares will be accelerated upon certain sale events based on the per share price of the Class A common stock in such sale event. Holders of the founder shares are entitled to vote such founder shares and receive dividends and other distributions with respect to such founder shares prior to vesting, but such dividends and other distributions with respect to unvested founder shares will be set aside by the Company and shall only be paid to the holders of the founder shares upon the vesting of such founder shares. The founder shares will be forfeited to the Company for no consideration if they fail to vest in accordance with their vesting terms within five years of the Closing Date.

Concurrently with the execution of the Business Combination Agreement, GSAH entered into subscription agreements (the “Subscription Agreements”) with certain investors (collectively, the “PIPE Investors”), pursuant to, and on the terms and subject to the conditions of which, the PIPE Investors collectively subscribed for 90,000,000 shares of Class A common stock for an aggregate purchase price equal to $900,000,000 (the “PIPE Investment” and, such shares, the “PIPE Shares”). The PIPE Investment was consummated substantially concurrently with the Closing.

As described in the Proxy Statement under “Certain Relationships and Related Persons Transactions” beginning on page 336, a subsidiary of Mirion TopCo, Mirion Technologies (HoldingSub1), Ltd. (“UKTopCo”), previously issued certain payment-in-kind loan notes to certain Mirion TopCo shareholders and members of Mirion management (collectively, the “PIK Notes”). Substantially concurrent with the Closing, a portion of the Business Combination Consideration was used to extinguish the PIK Notes in full.

The above description of the Business Combination Agreement and the Business Combination does not purport to be complete and is qualified in its entirety by the full text of the Business Combination Agreement, which is included as Exhibits 2.1 and 2.2 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

Capitalized terms used herein and not otherwise defined, or for which definitions are not otherwise incorporated herein by reference, shall have the meaning given to such terms in the Proxy Statement in the section entitled “Selected Definitions” beginning on page 1 thereof, and such definitions are incorporated herein by reference; provided that “units” are to the units of the Company, each unit representing one share of Class A common stock and one-fourth of one redeemable warrant to acquire one share of Class A common stock, that were initially offered and sold by GSAH in its IPO (less the number of units that have been separated into the underlying public shares and underlying warrants upon the request of the holders thereof).

Item 1.01 Entry into a Material Definitive Agreement.

Credit Agreement

On the Closing Date, certain subsidiaries of the Company entered into a credit agreement (the “Credit Agreement”) among Mirion Technologies (HoldingSub2), Ltd., a limited liability company incorporated in England and Wales, Mirion Technologies (US Holdings), Inc., as the Parent Borrower, Mirion Technologies (US), Inc., as the Subsidiary Borrower, the lending institutions party thereto, Citibank, N.A., as the Administrative Agent, and Goldman Sachs Lending Partners, Citigroup Global Markets Inc., Jefferies Finance LLC and JPMorgan Chase Bank, N.A., as the Joint Lead Arrangers and Bookrunners.

The Credit Agreement refinanced and replaced the prior credit agreement entered into as of March 8, 2019 (as amended by that certain Joinder Agreement and Amendment No. 1 dated as of July 8, 2019, that certain Joinder Agreement and Amendment No. 2, dated as of December 16, 2019, and that certain Joinder Agreement and Amendment No. 3, dated as of December 18, 2020), among Mirion Technologies (US), Inc., as U.S. Borrower (as defined therein), Mirion Technologies (Luxembourg) S.A R.L, as Lux Borrower (as defined therein), the lending institutions party thereto as lenders and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent.

The Credit Agreement provides for an $830 million senior secured first lien term loan facility and a $90 million senior secured revolving facility (collectively, the “Facilities”). The Facilities will be used to effect the Transactions (as defined in the Credit Agreement) and to pay certain transaction expenses, refinance the prior credit facility referred to above, replace, backstop or cash collateralize existing letters of credit and similar instruments, for purchase price adjustments and/or working capital adjustments (if any) in connection with the Transactions and for working capital and other general corporate purposes. The term loan facility is scheduled to mature on the seventh anniversary of the Closing Date and the revolving facility is scheduled to expire and mature on the fifth anniversary of the Closing Date. The Facilities are secured by substantially all of the assets (subject to customary exceptions) of the borrowers and the guarantors thereunder. Interest with respect to the Facilities is based on, at the option of the borrowers, (i) a customary base rate formula for borrowings in U.S. dollars or (ii) a floating rate formula based on LIBOR (with customary fallback provisions) for borrowings in U.S. dollars, a floating rate formula based on EURIBOR for borrowings in Euro or a floating rate formula based on SONIA for borrowings in Pounds Sterling, each as described in the Credit Agreement with respect to the applicable type of borrowing.

The Credit Agreement contains customary representations and warranties as well as customary affirmative and negative covenants and events of default. Negative covenants include, among others and in each case subject to certain exceptions, limitations on incurrence of liens, limitations on incurrence of indebtedness, limitations on making dividends and other distributions, limitations on engaging in asset sales, limitations on making investments, limitations on engaging in transactions with affiliates, and a requirement that the consolidated “First Lien Net Leverage Ratio” (as defined in the Credit Agreement) as of the end of any fiscal quarter is not greater than 7.00 to 1.00 if on the last day of such fiscal quarter certain borrowings outstanding under the revolving credit facility exceed 40% of the total revolving credit commitments at such time. If any of the events of default occur and are not cured or waived, any unpaid amounts under the Credit Agreement may be declared immediately due and payable, the revolving credit commitments may be terminated and remedies against the collateral may be exercised.

The description above is a summary and is qualified in its entirety by the Credit Agreement, which is filed as Exhibit 10.1 to this Report and is incorporated herein by reference.

Amended and Restated Registration Rights Agreement

On the Closing Date, the Company entered into the Amended and Restated Registration Rights Agreement (the “Amended and Restated Registration Rights Agreement”) with GS Sponsor II LLC (the “Sponsor”), GS Acquisition Holdings II Employee Participation LLC (“GS Employee Participation”), GS Acquisition Holdings II Employee Participation 2 LLC (“GS Employee Participation 2” and, together with GS Acquisition Holdings II Employee Participation LLC, the “GS Employee Vehicles”), GS II PIPE Investors Employee LP and NRD PIPE Investors LP (together with the Sponsor and the GS Employee Vehicles, the “GS Holders”), and the Sellers (collectively, with each other person who has executed and delivered a joinder thereto, the “RRA Parties”), pursuant to which the RRA Parties are entitled to registration rights in respect of certain shares of the Class A common stock and certain other equity securities of the Company that are held by the RRA Parties from time to time. The material terms of the Amended and Restated Registration Rights Agreement are described in the section of the Proxy Statement entitled “Proposal No. 1—Approval of the Business Combination—Related Agreements—Amended and Restated Registration Rights Agreement” beginning on page 179, which is incorporated herein by reference. The above description of the Amended and Restated Registration Rights Agreement, including the description in the Proxy Statement referenced above, does not purport to be complete and is qualified in its entirety by the full text of the Amended and Restated Registration Rights Agreement, which is included as Exhibit 10.3 to this Current Report and is incorporated herein by reference.

Charterhouse Director Nomination Agreement

On the Closing Date, in connection with the consummation of the Business Combination, the Company and the Charterhouse Parties entered into a director nomination agreement (the “Charterhouse Director Nomination Agreement”) that provides the Charterhouse Parties with a right to nominate one (1) director to the Board. The material terms of the Charterhouse Director Nomination Agreement are described in the section of the Proxy Statement entitled “Certain Relationships and Related Persons Transactions” beginning on page 336, which is incorporated herein by reference. The above description of the Charterhouse Director Nomination Agreement, including the description in the Proxy Statement referenced above, does not purport to be complete and is qualified in its entirety by the full text of the Charterhouse Director Nomination Agreement, which is included as Exhibit 10.4 to this Current Report and is incorporated herein by reference.

GS Director Nomination Agreement

On the Closing Date, in connection with the consummation of the Business Combination, the Company and the Sponsor entered into a director nomination agreement (the “GS Director Nomination Agreement”) that provides the Sponsor with a right to nominate two (2) directors to the Board. The material terms of the GS Director Nomination Agreement are described in the section of the Proxy Statement entitled “Certain Relationships and Related Persons Transactions” beginning on page 336, which is incorporated herein by reference. The above description of the GS Director Nomination Agreement, including the description in the Proxy Statement referenced above, does not purport to be complete and is qualified in its entirety by the full text of the GS Director Nomination Agreement, which is included as Exhibit 10.5 to this Current Report and is incorporated herein by reference.

2021 Omnibus Incentive Plan

On the Closing Date, in connection with the consummation of the Business Combination, the Company adopted the Mirion Technologies, Inc. 2021 Omnibus Incentive Plan (the “Incentive Plan”).

The purpose of the Incentive Plan is to enable the Company to offer its employees, directors and other individual service providers long-term equity-based incentives in the Company, thereby attracting, motivating and rewarding such individuals, and strengthening the mutuality of interests between such individuals and the Company’s shareholders. Awards under the Incentive Plan may include one or more of the following types: (i) stock options (both nonqualified and incentive stock options), (ii) stock appreciation rights, or SARs, (iii) restricted stock awards, (iv) restricted stock unit awards, or RSUs, (v) performance awards, (vi) other cash-based awards and (vii) other stock-based awards. Such awards may be for partial-year, annual or multi-year periods.

The Incentive Plan permits the Company to deliver up to 19,952,329 shares of the Class A common stock pursuant to awards issued under the Incentive Plan. The number of shares of the Class A common stock reserved for issuance under the Incentive Plan will automatically increase on the first day of each subsequent fiscal year, beginning in 2022, by the lesser of (i) 3% of the total number of outstanding shares of the Class A common stock on the last day of the immediately preceding fiscal year, (ii) 9,976,164 shares of Class A common stock and (ii) such smaller number of shares of Class A common stock as determined by the compensation committee of the Board.

The Incentive Plan is described in greater detail in the section of the Proxy Statement entitled “Proposal No. 6—The Incentive Plan Proposal” beginning on page 220, which is incorporated herein by reference. The above description of the Incentive Plan, including the description in the Proxy Statement referenced above, does not purport to be complete and is qualified in its entirety by (i) the full text of the Incentive Plan, which is included as Exhibit 10.6 to this Current Report and is incorporated herein by reference.

Indemnification Agreements

On the Closing Date, the Company approved a form of indemnification agreement, and it is expected that each of the directors, executive officers and certain other officers of the Company will enter into an indemnification agreement. The form of indemnification agreement provides for indemnification and advancements by the Company of certain expenses and costs relating to claims, suits or proceedings arising from service to the Company or, at the Company’s request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. The above description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the full text of the form of indemnification agreement, which is included as Exhibit 10.9 to this Current Report and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as the Company was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company is providing below the information that would be included in a Form 10 if it were to file a Form 10. Please note that the information provided below relates to the combined company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains and incorporates by reference statements that are forward-looking and as such are not historical facts. This includes, without limitation, statements regarding the Transactions, the benefits of the Transactions, financial position, capital structure, indebtedness, business strategy and the plans and objectives of management for future operations, market share and products sales, future market opportunities, future manufacturing capabilities and facilities, future sales channels and strategies, including as they relate to the anticipated effects of the Business Combination. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this Current Report, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “seeks,” “plans,” “scheduled,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. When the Company discusses its strategies or plans, including as they relate to the Business Combination, it is making projections, forecasts or forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by and information currently available to, the Company’s management.

The forward-looking statements contained or incorporated by reference in this Current Report are based on current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Factors that may cause such differences include, but are not limited to:

•

the Company’s ability to realize the benefits of the Business Combination and achieve its future financial performance following the Business Combination, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees;

•	the ability to maintain the listing of the Company’s securities on the New York Stock Exchange;

•	the outcome of any legal proceedings that may be instituted against the Company or any of its directors or officers, following the Business Combination;

•	factors relating to the business, operations and financial performance of the Company and its subsidiaries, including:

•	global economic weakness and uncertainty;

•	risks relating to the continued growth of the Company’s customers’ markets;

•	failure to meet or anticipate technology changes;

•	the unpredictability of the Company’s future operational results;

•	disruption of the Company’s customers’ orders or the Company’s customers’ markets;

•	less favorable contractual terms with large customers;

•	risks associated with governmental contracts;

•	failure to mitigate risks associated with long-term fixed price contracts;

•	risks associated with information technology disruption or security;

•	risks associated with the implementation and enhancement of information systems;

•	failure to properly manage the Company’s supply chain or difficulties with third-party manufacturers;

•	competition in the infrastructure technologies industry;

•	failure to realize the expected benefit from any rationalization and improvement efforts;

•	disruption of, or changes in, the Company’s independent sales representatives, distributors and original equipment manufacturers;

•	failure to obtain performance and other guarantees from financial institutions;

•	failure to realize sales expected from the Company’s backlog of orders and contracts;

•	changes to tax law and ongoing tax audits;

•	risks associated with future legislation and regulation of the Company’s customers’ markets both in the United States and abroad;

•	costs or liabilities associated with product liability;

•	the Company’s ability to attract, train and retain key members of its leadership team and other qualified personnel;

•	the adequacy of the Company’s insurance coverage;

•	a failure to benefit from future acquisitions;

•	failure to realize the value of goodwill and intangible assets;

•	the global scope of the Company’s operations;

•	risks associated with the Company’s sales and operations in emerging markets;

•	exposure to fluctuations in foreign currency exchange rates;

•	the Company’s ability to comply with various laws and regulations and the costs associated with legal compliance;

•	adverse outcomes to any legal claims and proceedings filed by or against us;

•	the Company’s ability to protect or enforce its proprietary rights on which its business depends;

•	third-party intellectual property infringement claims;

•	liabilities associated with environmental, health and safety matters;

•	risks associated with the Company’s limited history of operating as an independent company;

•	potential net losses in future periods; and

•	other risks and uncertainties indicated in the Proxy Statement, including those under the heading “Risk Factors,” and other documents filed or to be filed with the SEC by the Company.

There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

Forward-looking statements included or incorporated by reference in this Current Report speak only as of the date of this Current Report or the date of the document incorporated by reference, as applicable, or any earlier date specified for such statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Business and Properties

The information set forth in the section of the Proxy Statement entitled “Information About Mirion” beginning on page 244, including the information regarding the properties used in the business included in the subsections thereof entitled “—Manufacturing and Supply Chain” on page 256 and “—Properties” on page 257, is incorporated herein by reference.

The principal executive office of the Company is located at 1218 Menlo Drive, Atlanta, Georgia 30318.

Risk Factors

The risks associated with the Company are described in the Proxy Statement in the section entitled “Risk Factors” beginning on page 72 and is incorporated herein by reference.

Financial Information

Certain financial information is described in the Proxy Statement in the sections entitled “GS Acquisition Holdings Corp II Audited Financial Statements,” “GS Acquisition Holdings Corp II Unaudited Condensed Financial Statements,” “Mirion Technologies (TopCo), Ltd. Consolidated Financial Statements,” “Sun Nuclear Corporation Consolidated Financial Statements,” “GSAH’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Mirion’s Management’s Discussion and Analysis of Financial Condition and Results Of Operations” beginning on pages F-4, F-22, F-41, F-88, 240 and 274 thereof, respectively, and that information is incorporated herein by reference.

The information set forth in Item 9.01 of this Current Report relating to the financial information of Mirion TopCo, GSAH and Sun Nuclear Corporation is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations and Quantitative and Qualitative Disclosures about Market Risk

The disclosure contained in the section of the Proxy Statement entitled “Mirion’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including the information in the subsection thereof entitled “—Quantitative and Qualitative Disclosures about Market Risk” beginning on page 274 and page 298, respectively, is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding the beneficial ownership of shares of the Company’s Common Stock immediately following consummation of the Business Combination by:

•	each person who is known to be the beneficial owner of more than 5% of the outstanding Common Stock;

•	each of the Company’s executive officers and directors; and

•	all executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, the Company believes that each person listed below has sole voting and investment power with respect to such shares.

The beneficial ownership of Common Stock is based on 199,523,292 shares of Class A common stock and 8,560,540 shares of Class B common stock outstanding as of the Closing Date. The amount of shares of Common Stock excludes the 14,628,610 shares of Class A common stock that were validly redeemed as described in the Introductory Note.

Name and Address of Beneficial Owners(1)(2)	Number of Shares of Class A Common Stock	Ownership Percentage of Class A Common Stock (%)	Number of Shares of Class B Common Stock	Ownership Percentage of Class B Common Stock (%)	Ownership Percentage of Common Stock (%)
5% Holders (Other than Directors and Executive Officers)
GS Sponsor II LLC(3)(4)	24,525,000	11.8%	—	—	11.3%
GSAM Holdings LLC(3)(4)	46,750,000	22.5%	—	—	21.6%
GSAH II PIPE Investors Employee LP(5)	17,199,900	8.6%	—	—	8.3%
Alyeska Investment Group, L.P.(6)	12,285,991	6.1%	—	—	5.9%
Charterhouse Parties(7)	24,746,855	12.4%	—	—	11.9%
Directors and Executive Officers
Thomas D. Logan(8)	—	—	4,140,388	48.4%	2.0%
Lawrence D. Kingsley(9)	500,000	*	—	—	*
Brian Schopfer(10)	—	—	740,845	8.7%	*
Michael Freed	—	—	935,818	10.9%	*
Jyothsna (Jo) Natauri(11)	—	—	—	—	—
Christopher Warren	—	—	—	—	—
Steven W. Etzel	—	—	—	—	—
Kenneth C. Bockhorst	—	—	—	—	—
Robert A. Cascella	—	—	—	—	—
John W. Kuo	—	—	—	—	—
Jody A. Markopoulos	—	—	—	—	—
All directors and executive officers as a group (11 individuals)	500,000	*	5,817,051	68.0%	3.0%

*	Less than one percent
(1)	Unless otherwise noted, the business address of each of the following entities or individuals is Mirion Technologies, Inc., 1218 Menlo Drive, Atlanta, Georgia 30318.

(2)

The shares of our Class B common stock are paired, one-for-one, with shares of IntermediateCo Class B common stock. Such paired interests may be redeemed by the holder and, at our option, settled by a one-for-one exchange for shares of Class A common stock or a cash amount per share based on an average trailing stock price of Company Class A common stock. See “Certain Relationships and Related Party Transactions—IntermediateCo Charter” in the Proxy Statement. The founder shares are subject to certain vesting conditions upon a Founder Share Vesting Event. Holders of the founder shares are entitled to vote such founder shares and receive dividends and other distributions with respect to such founder shares prior to vesting, but such dividends and other distributions with respect to unvested founder shares will be set aside by the Company and shall only be paid to the holders of the founder shares upon the vesting of such founder shares. The founder shares will be forfeited to the Company for no consideration if they fail to vest on or before October 20, 2026.

(3)

GSAM Holdings LLC is the managing member of GS Sponsor II LLC. GSAM Holdings LLC is a wholly owned subsidiary of The Goldman Sachs Group, Inc. In addition to the shares held by GS Sponsor II LLC, GS Acquisition Holdings II Employee Participation LLC (“Participation LLC”) and GS Acquisition Holdings II Employee Participation 2 LLC (“Participation 2 LLC”), each of which is managed by a subsidiary of GSAM Holdings LLC, directly owns 1,325,000 founder shares and 1,400,000 founder shares, respectively. Each of GSAM Holdings LLC and The Goldman Sachs Group, Inc. may be deemed to beneficially own the shares held by GS Sponsor II LLC, Participation LLC and Participation 2 LLC by virtue of their direct and indirect ownership, as applicable, over GS Sponsor II LLC, Participation LLC and Participation 2 LLC. Each of GSAM Holdings LLC and The Goldman Sachs Group, Inc. disclaims beneficial ownership of any such shares except to the extent of their respective pecuniary interest therein. Further, each of GSAM Holdings LLC and The Goldman Sachs Group, Inc. may be deemed to beneficially own the shares held by the PIPE Participation LLCs (as defined below) but disclaims beneficial ownership of any such shares except to the extent of its pecuniary interest therein.

(4)

Interests shown for GS Sponsor II consist of (i) 16,025,000 founder shares and (ii) 8,500,000 shares of Class A common stock underlying the private placement warrants. Interests shown for GSAM Holdings LLC consist of (i) 18,750,000 founder shares, (ii) 8,500,000 shares of Class A common stock underlying the private placement warrants and (iii) 19,500,000 shares of Class A common stock held by the PIPE Participation LLCs.

(5)

Each of GSAH II PIPE Investors Employee LP and NRD PIPE Investors LP (together the “PIPE Participation LLCs”) is a limited partnership controlled by its general partner and its investment manager, both of which are indirect wholly-owned subsidiaries of The Goldman Sachs Group, Inc. See the disclosure regarding Goldman Sachs under the caption “Certain Relationships and Related Party Transactions—GSAH’s Related Person Transactions—Related Party Payments” in the Proxy Statement for information concerning certain relationships between Goldman Sachs and Mirion. Following the effectiveness of a shelf registration statement, each limited partner of the PIPE Participation LLCs (including Jyothsna (Jo) Natauri, a Mirion director, and certain direct or indirect subsidiaries of The Goldman Sachs Groups, Inc.) will have the right to request that the applicable PIPE Participation LLC use its reasonable efforts to sell a portion of the registrable securities held by it. The business address of each of the GS PIPE Participation LLCs is 200 West Street, New York, New York 10282.

(6)

According to a Schedule 13G filed with the SEC on February 16, 2021 by Alyeska Investment Group, L.P., Alyeska Fund GP, LLC and Anand Parekh, each of Alyeska Investment Group, L.P., Alyeska Fund GP, LLC and Anand Parekh share voting and dispositive power with regard to 4,280,430 shares of Class A common stock of the Company as of December 31, 2020. The business address for each is 77 West Wacker Drive, 7th Floor, Chicago, IL 60601. Interests shown include 7,500,000 shares of Class A common stock issued to Alyeska and its affiliated entities in connection with the PIPE Investment and 505,561 shares of Class A common stock underlying public warrants.

(7)	Represents (i) 13,233,013 shares of Class A common stock held by CCP IX LP No. 1; (ii) 11,028,610 shares of Class A common stock held by CCP IX LP No. 2; (iii) 363,920 shares of Class A common stock held by CCP IX Co-investment LP; and (iv) 121,312 shares of Class A common stock held by CCP IX Co-Investment No. 2 LP (together, “CCP IX”). Charterhouse General Partners (IX) Ltd (“CGP IX”) is the general partner of each of the limited partnerships comprising CCP IX. Charterhouse Capital Partners LLP (“CCP”) acts as the investment adviser to CGP IX. CCP’s advice with respect to investment decisions requires the approval of its Investment Committee comprised of 10 members, including the approval of CCP’s Managing Partner, which is currently Lionel Giacomotto. However, it is CGP IX which ultimately makes all investment decisions. As a result, CGP IX may be deemed to have beneficial ownership of the securities held by the limited partnerships comprising CCP IX. CGP IX is managed by a five member board of directors. Each of the CGP IX board members disclaims beneficial ownership of the securities beneficially owned by each of the limited partnerships comprising CCP IX, except to the extent of their pecuniary interest therein, if any. The address for each of the foregoing persons’ principal business office is 6th Floor, Belgrave House, 76 Buckingham Palace Road, London, SW1W 9TQ.
(8)

Mr. Logan’s shares consist of (i) 1,544,017 shares of Class B common stock held by Mr. Logan; (ii) 865,455 shares of Class B common stock held by the J.P. Morgan Trust Company of Delaware in its capacity as Trustee of the Mary Hancock Logan GST Exempt Trust; (iii) 865,455 shares of Class B common stock held by the J.P. Morgan Trust Company of Delaware in its capacity as Trustee of the Alison Paige Logan GST Exempt Trust; and (iv) 865,461 shares of Class B common stock held by the J.P. Morgan Trust Company of Delaware in its capacity as Trustee of the Thomas Darrell Logan, Jr. GST Exempt Trust. The J.P. Morgan Trust Company of Delaware in its capacity as Trustee of the foregoing trust entities has sole voting and dispositive power over the shares held by such trust entities; Mr. Logan disclaims beneficial ownership of any such shares except to the extent of his pecuniary interest therein. Mr. Logan’s shares exclude 3,200,000 shares of Class A common stock in which he has an interest due to his profits interests, which are subject to vesting requirements. See “Certain Relationships and Related Party Transactions—Profits Interests” in the Proxy Statement.

(9)

Mr. Kingsley’s shares include (i) 350,000 shares of Class A common stock held by the Diane Kingsley Revocable Trust and (ii) 150,000 shares held by the Lawrence D. Kingsley 2015 Family Irrevocable Trust. Mr. Kingsley’s shares exclude 4,200,000 shares of Class A common stock in which he has an interest due to his profits interests, which are subject to vesting requirements. See “Certain Relationships and Related Party Transactions—Profits Interests” in the Proxy Statement.

(10)

Mr. Schopfer’s shares exclude 700,000 shares of Class A common stock in which he has an interest due to his profits interests, which are subject to vesting requirements. See “Certain Relationships and Related Party Transactions—Profits Interests” in the Proxy Statement.

(11)

Ms. Natauri’s shares exclude 50,000 shares of Class A common stock held by GSAH II PIPE Investors Employee LP, and Ms. Natauri holds investment power over such shares. Voting decisions are made for the GSAH II PIPE Investors Employee LP by its investment manager, Goldman Sachs & Co. LLC, an affiliate of The Goldman Sachs Group, Inc.

Directors and Executive Officers

Effective as of the Closing, the following individuals were appointed as directors of the Company: Lawrence D. Kingsley (Chairman), Thomas D. Logan, Jyothsna (Jo) Natauri, Christopher Warren, Steven W. Etzel, Kenneth C. Bockhorst, Robert A. Cascella, John W. Kuo and Jody A. Markopoulos. Also effective as of the Closing, the following individuals were appointed as executive officers of the Company: Thomas D. Logan as Chief Executive Officer, Brian Schopfer as Chief Financial Officer and Michael Freed as Chief Operating Officer.

Information with respect to the Company’s directors and executive officers immediately after the Business Combination, including biographical information regarding these individuals, is set forth in the Proxy Statement in the section entitled “Management of New Mirion Following the Business Combination” beginning on page 268, which information is incorporated herein by reference.

Executive Compensation

The compensation of the Company’s named executive officers is described in the Proxy Statement in the Section entitled “Executive Compensation” beginning on page 302 thereof, and that information is incorporated herein by reference.

Director Compensation

The compensation of the Company’s directors is described in the Proxy Statement in the Section entitled “Director Compensation” beginning on page 309, which is incorporated herein by reference.

The Company adopted a non-employee director compensation program (the “Director Compensation Program”) effective as of the Closing date. Pursuant to this program, non-employee directors will receive the following cash compensation, paid quarterly in arrears:

Position	Annual Retainer
Board service	$76,500
plus (as applicable):
Audit Committee Chair	$10,000
Compensation Committee Chair	$10,000
Nominating/Governance Committee Chair	$10,000

The Company will also reimburse non-employee directors for their ordinary, necessary and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in Board meetings, in accordance with the Company’s applicable expense reimbursement policies and procedures as in effect from time to time.

In addition, the Director Compensation Program also provides that non-employee directors will receive grants of equity awards under the Incentive Plan. Each year, the Board or Compensation Committee will grant each continuing non-employee director who will continue to serve on the Board Restricted Stock Units (“RSUs”) with an approximate grant date fair market value of $93,500. These annual equity awards will vest quarterly and will be fully vested on the first anniversary of the grant date, subject to the non-employee director’s continued service through each such vesting date. A non-employee director who joins the Board at any time other than the annual stockholder meeting will receive an award of RSUs equal to the product of $93,500 and a fraction with (i) a numerator equal to the number of days between the date of the director’s initial election or appointment to the Board and the date which is the first anniversary of the date of the most recent annual stockholder meeting occurring before the new non-employee director is elected or appointed to the Board, and (ii) a denominator equal to 365. Each of Jyothsna (Jo) Natauri and Chris Warren have agreed to waive compensation under the Director Compensation Program.

The description above is a summary and is qualified in its entirety by the Director Compensation Program, which is filed as Exhibit 10.8 to this Current Report and is incorporated herein by reference.

Certain Relationships and Related Persons Transactions

Certain relationships and related person transactions are described in the section of the Proxy Statement entitled “Certain Relationships and Related Persons Transactions” beginning on page 336, which is incorporated herein by reference. Certain executives’ obligations under executive loans (the “Executive Loans”) described in the Proxy Statement under “Certain Relationships and Related Persons Transactions—Mirion’s Related Person Transactions—Executive Loans” were also satisfied before the Closing. Rights to receive an aggregate of 9,836 and 27,708 shares of Common Stock were surrendered to satisfy the Executive Loans of (i) Michael Freed having an aggregate principal amount of $98,368 and (ii) Brian Schopfer having an aggregate principal amount of $277,083, respectively.

GSAM Holdings LLC syndicated 500,000 shares of Class A common stock from its PIPE investment to entitles affiliated with Lawrence Kingsley, chair of the Board, at a price of $10.00 per share.

On October 20, 2021, GSAH amended and restated that certain letter agreement, dated June 29, 2020, by and among GSAH, the Sponsor, GSAM Holdings LLC and GS Employee Participation pursuant to which GS Acquisition Holdings II Employee Participation 2 became a party to the agreement.

Director Independence

The rules of the New York Stock Exchange (“NYSE”) require that a majority of the Board be independent. An “independent director” is defined generally as a person that, in the opinion of the company’s board of directors, has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). The Company currently has five “independent directors” as defined in the NYSE rules and applicable SEC rules. The Board has determined that each of Steven W. Etzel, Kenneth C. Bockhorst, Robert A. Cascella, John W. Kuo and Jody A. Markopoulos is an independent director under applicable SEC and NYSE rules.

Legal Proceedings

Information about legal proceedings is set forth in the section of the Proxy Statement entitled “Proposal No. 1—The Business Combination Proposal—Litigation Relating to the Business Combination” beginning on page 211, and is incorporated herein by reference.

In addition to the information about legal proceedings set forth in the section of the Proxy Statement entitled “Proposal No. 1—The Business Combination Proposal—Litigation Relating to the Business Combination” beginning on page 211, on September 30, 2021, a purported stockholder of the Company sent a letter to the Board claiming that the Board omitted from the Registration Statement on Form S-4 certain information concerning the financial analyses and data considered by the Board in evaluating the Business Combination.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Price Range of Securities and Dividends

Prior to the consummation of the Business Combination, the Company’s publicly-traded Class A common stock, units and warrants were listed on the NYSE under the symbols “GSAH,” “GSAH.U” and “GSAH WS,” respectively. Upon the consummation of the Business Combination, the Class A common stock, units and warrants were listed on the NYSE under the symbols “MIR” and “MIRW,” respectively. Upon the consummation of the Business Combination, the Company’s outstanding units that have not been previously separated into the underlying shares of Class A common stock and one-fourth of a warrant were cancelled and each unitholder received one share of Common Stock and one-fourth of a Company public warrant, provided that no fractional Company warrants were issued upon separation of the Company’s units. Such units no longer trade as a separate security and were delisted from the NYSE.

The Company has not paid any cash dividends on the Common Stock to date. The payment of cash dividends in the future is dependent upon the Company’s revenues and earnings, if any, capital requirements, the terms of any indebtedness and general financial condition. The payment of any cash dividends will be within the discretion of the Board at such time. In addition, the Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future.

Holders of Record

As of the Closing Date and following the completion of the Transactions and the redemption of public shares as described above, the Company had 199,523,292 shares of Class A common stock outstanding held of record by approximately 84 holders, 8,560,540 shares of Class B common stock outstanding held of record by approximately 17 holders and no shares of preferred stock outstanding. Such amounts do not include DTC participants or beneficial owners holding shares through nominee names.

Securities Authorized for Issuance Under Equity Compensation Plans

The information described in the Proxy Statement in the Section entitled “Proposal No. 6—Summary of the Incentive Plan” beginning on page 220 thereof is incorporated herein by reference. As described above, the Incentive Plan and the material terms thereof were approved by GSAH’s stockholders at the Special Meeting. The number of shares of Common Stock that may initially be subject to awards granted under the Incentive Plan is 19,952,329 shares of common stock, and up to 20,000,000 shares may be issued in the form of incentive stock options under the Incentive Plan.

Recent Sales of Unregistered Securities

The information set forth in Item 3.02 below of this Current Report is incorporated herein by reference.

Description of the Company’s Securities

Information regarding the Company’s securities is included in the section of the Proxy Statement entitled “Description of New Mirion Securities” beginning on page 310, which information is incorporated herein by reference.

Indemnification of Directors and Officers

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Amended and Restated Certificate of Incorporation provides for this limitation of liability.

Section 145 of the DGCL, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further, that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

The Amended and Restated Certificate of Incorporation provides that we must indemnify and advance expenses to our directors and officers to the full extent authorized by the DGCL.

We have entered into indemnification agreements with each of our directors and executive officers and certain other officers. Such agreements provide, among other things, the officers and directors of the Company with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted by law, including to the extent they serve at the Company’s request as directors, officers, employees or other agents of any other affiliated entity, to the fullest extent permitted by law. We intend to enter into indemnification agreements with any new directors and executive officers in the future.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of the Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, the Company shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the Board pursuant to the applicable procedure outlined in the indemnification agreements.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

The Company maintains and expects to maintain standard policies of insurance that provide coverage (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to the Company with respect to indemnification payments that the Company may make to such directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

The Company believes that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Financial Statements, Supplementary Data and Exhibits

The information set forth in Sections (a) and (b) of Item 9.01 of this Current Report is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth under Item 4.01 of this Current Report relating to the change in the Company’s certifying accountant is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The description of the Business Combination Consideration set forth in the “Introductory Note” above is incorporated herein by reference.

At the Closing, the Company consummated the PIPE Investment and issued 90,000,000 shares of Class A common stock for aggregate gross proceeds of $900,000,000. Also at the Closing, the Company issued 8,560,540 shares of Class B common stock, and IntermediateCo issued 51,363,240 shares of IntermediateCo Class B common stock. Goldman Sachs & Co. LLC, as placement agent for the PIPE Investment, received customary fees in connection therewith equal to approximately $14.0 million.

The foregoing securities have not been registered under the Securities Act, and were issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering without any form of general solicitation or general advertising.

This summary is qualified in its entirety by reference to the text of the form of Subscription Agreements, which is included as Exhibit 10.10 to this Current Report and is incorporated herein by reference.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of independent registered public accounting firm.

On October 20, 2021, the Board dismissed PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm prior to the Transactions, as the Company’s independent registered public accounting firm, to be effective upon the completion of quarterly review and audit procedures.

The audit report of PwC on GSAH, the Company’s legal predecessor, balance sheet as of December 31, 2020 and 2019, and the related statements of operations, of changes in stockholders’ equity and of cash flows for each of the two years in the period ended December 31, 2020 and for the period from May 31, 2018 (date of inception) to December 31, 2018, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainties, audit scope or accounting principles.

During the period from May 31, 2018 (date of inception) to December 31, 2020 and the subsequent interim periods through October 20, 2021, there were no disagreements between GSAH and PwC on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreements in its reports on GSAH’s financial statements for such period.

During the period from May 31, 2018 (date of inception) to December 31, 2020 and the subsequent interim periods through October 20, 2021, there were no reportable events, as defined in Item 304(a)(1)(v) of Securities and Exchange Commission Regulation S-K (“Regulation S-K”), except for (a) GSAH restated its 2020 financial statements to correct errors as discussed in Note 2 to the financial statements and (b) GSAH concluded that a material weakness exists around the interpretation and accounting for certain complex features of the Class A common stock and Warrants issued by GSAH.

The Company has provided PwC with a copy of the foregoing disclosures and has requested that PwC furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of PwC’s letter, dated October 25, 2021, is filed as Exhibit 16.1 to this Current Report.

(b) Disclosures regarding the new independent registered public accounting firm.

On October 20, 2021, the Audit Committee of the Board approved the engagement of Deloitte and Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm, subject to Deloitte’s completion of its standard client acceptance procedures, to be effective upon the dismissal of PwC, as described above in paragraph (a). Deloitte served as independent registered public accounting firm of Mirion prior to the Business Combination. During the years ended December 31, 2020 and 2019 and subsequent interim period through October 20, 2021, we did not consult with Deloitte with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that Deloitte concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a disagreement or a reportable event (each as defined above).

Item 5.01 Changes in Control of the Registrant.

The information set forth in the “Introductory Note” above and in Item 2.01 of this Current Report is incorporated herein by reference.

After giving effect to the Business Combination and the redemption of public shares as described above, as of October 20, 2021 there were 199,523,292 shares of Class A common stock (including 18,750,000 founder shares), 8,560,540 shares of Class B common stock, 18,749,979 public warrants and 8,500,000 private placement warrants issued and outstanding. Immediately after giving effect to the Business Combination, the Company’s public stockholders owned approximately 31.9% of the outstanding shares of Common Stock, the Sellers owned approximately 20.6% of the outstanding shares of Common Stock, the PIPE Investors owned approximately 47.5% of the outstanding shares of Common Stock and the Sponsor owned 0% of the outstanding shares of Common Stock. These percentages of outstanding Common Stock exclude the 18,750,000 founder shares of Class A common stock held by the Sponsor, GS Employee Participation and GS Employee Participation 2. The founder shares are subject to vesting in three equal tranches upon the Founder Share Vesting Events as described in the Introductory Note above.

Holders of uncertificated public shares immediately prior to the Business Combination have continued as holders of uncertificated shares of Common Stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Incentive Plan

The information set forth under the heading entitled “Incentive Plan” in Item 1.01 of this Current Report is incorporated herein by reference.

Directors and Executive Officers

The information regarding the Company’s officers and directors set forth under the headings “Directors and Executive Officers,” “Director Compensation” and “Executive Compensation” in Item 2.01 of this Current Report is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the close of business on September 23, 2021, the record date for determination of stockholders entitled to vote at the Special Meeting, there were 75,000,000 shares of GSAH’s Class A common stock, 18,750,000 shares of GSAH’s Class B common stock and 93,750,000 shares of GSAH’s common stock outstanding and entitled to vote at the Special Meeting.

At the Special Meeting, GSAH’s stockholders considered the following proposals:

Proposal No. 1. A proposal to approve the Business Combination described in the Proxy Statement, including adopting the Business Combination Agreement and (b) approving the other Transactions contemplated by the Business Combination Agreement and related agreements described in the Proxy Statement. The following is a tabulation of the votes with respect to this proposal, which was approved by GSAH’s stockholders:

For	Against	Abstain	Broker Non-Votes
55,610,526	2,962,372	46,531	N/A

Proposal No. 2. A proposal to approve the issuance of more than 20% of the Company’s outstanding common stock in connection with the Business Combination. The following is a tabulation of the votes with respect to this proposal, which was approved by GSAH’s stockholders:

For	Against	Abstain	Broker Non-Votes
55,584,735	2,983,603	51,091	N/A

Proposal No. 3. A proposal to adopt the New Mirion Charter in the form attached to this Current Report as Exhibit 3.1. The following is a tabulation of the votes with respect to this proposal, which was approved by GSAH’s stockholders:

For	Against	Abstain	Broker Non-Votes
55,586,787	2,977,714	54,928	N/A

Proposal No. 4. A proposal to approve and adopt certain governance provisions included in the New Mirion Charter, presented separately in accordance with the SEC requirements.

4A. A proposal to increase the total number of authorized shares from 555,000,000 shares to 2,200,000,000 shares. The following is a tabulation of the votes with respect to this proposal, which was approved by GSAH’s stockholders:

For	Against	Abstain	Broker Non-Votes
45,602,317	12,090,279	926,833	N/A

4B. A proposal requiring that a voting class of not less than 66 2/3% of the total voting power of all outstanding securities is required to amend, alter, change or repeal specified provision of the New Mirion Charter. The following is a tabulation of the votes with respect to this proposal, which was approved by GSAH’s stockholders:

For	Against	Abstain	Broker Non-Votes
53,079,632	5,031,817	507,980	N/A

4C. A proposal that that certain potential transactions are not “corporate opportunities” and that any member of the Board who is not an employee of the Company or its subsidiaries, or any employee or agent of such member, other than someone who is an employee of the Company or its subsidiaries (collectively, the “Covered Persons”), are not subject to the doctrine of corporate opportunity, except with respect to business opportunity matters, potential transactions or interests that a Covered Person obtains expressly and solely in connection with the individual’s services as a member of the Board. The following is a tabulation of the votes with respect to this proposal, which was approved by GSAH’s stockholders:

For	Against	Abstain	Broker Non-Votes
54,537,426	3,560,690	521,313	N/A

Proposal No. 5. A proposal to elect nine directors, effective upon the closing of the Business Combination, with each director having a term that expires at the Company’s annual meeting of stockholders in 2022, until their respective successor is duly elected and qualified or until their earlier resignation, removal or death. The following is a tabulation of the votes with respect to this proposal, which was approved by GSAH’s stockholders:

Director	For	Against	Abstain	Broker Non-Votes
Lawrence D. Kingsley	55,579,554	0	3,039,875	N/A
Thomas D. Logan	55,580,433	0	3,038,996	N/A
Jyothsna (Jo) Natauri	55,577,879	0	3,041,550	N/A
Christopher Warren	55,578,851	0	3,040,578	N/A
Steven W. Etzel	55,575,437	0	3,043,992	N/A
Kenneth C. Bockhorst	55,581,240	0	3,038,189	N/A
Robert A. Cascella	55,583,643	0	3,035,786	N/A
John W. Kuo	54,172,757	0	4,446,672	N/A
Jody A. Markopoulos	55,580,144	0	3,039,285	N/A

Proposal No. 6. A proposal to approve and adopt the Mirion Technologies, Inc. 2021 Omnibus Incentive Plan and the material terms thereof. The following is a tabulation of the votes with respect to this proposal, which was approved by GSAH’s stockholders:

For	Against	Abstain	Broker Non-Votes
45,114,530	13,020,340	484,559	N/A

Proposal No. 7. A proposal to approve an increase in the total number of authorized shares of GSAH Class A common stock from 500,000,000 to 2,000,000,000. The following is a tabulation of the votes with respect to this proposal only by holders of GSAH Class A common stock, which was not approved:

For	Against	Abstain	Broker Non-Votes
28,279,537	11,097,937	491,955	N/A

Proposal No. 8. A proposal to allow the Board to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies. The following is a tabulation of the votes with respect to this proposal, which was approved by GSAH’s stockholders:

For	Against	Abstain	Broker Non-Votes
55,014,073	3,539,428	65,928	N/A

Item 8.01. Other Events.

The Company’s outstanding units that have not been previously separated into the underlying shares of Class A common stock and one-fourth of a warrant were cancelled and each unitholder received one share of Common Stock and one-fourth of a Company public warrant, provided that no fractional Company warrants were issued upon separation of the Company’s units. Such units no longer trade as a separate security and were delisted from the NYSE. The Company’s outstanding warrants are exercisable for shares of Class A common stock on the same terms as were contained in such warrants prior to the Business Combination. The Company’s Class A common stock and public warrants commenced trading on the NYSE under the symbols “MIR” and “MIRW,” respectively, on October 21, 2021, subject to ongoing review of the Company’s satisfaction of all listing criteria following the Business Combination, and the CUSIP numbers relating to the Class A common stock and public warrants are 60471A 101 and 60471A 119, respectively.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

In accordance with Rule 12b-23 promulgated under the Exchange Act (“Rule 12b-23”), Mirion TopCo’s audited consolidated balance sheets as of June 30, 2021 and 2020 and the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for each of the three years in the period ended June 30, 2021, and the related notes and financial statement schedules are set forth in the Proxy Statement beginning on page F-41 and are incorporated herein by reference.

In accordance with Rule 12b-23, Sun Nuclear Corporation’s audited consolidated balance sheet as of December 18, 2020, and the related statements of operations and comprehensive income, change in stockholders’ equity, and cash flows for the period from January 1, 2020 to December 18, 2020, and the related notes are set forth in the Proxy Statement beginning on page F-89 and are incorporated herein by reference.

In accordance with Rule 12b-23, GSAH’s audited balance sheet as of December 31, 2020 and 2019, and the related statements of operations, changes in stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2020 and for the period from May 31, 2018 (date of inception) to December 31, 2018, including the related notes, are set forth in the Proxy Statement beginning on page F-4 and are incorporated herein by reference.

In accordance with Rule 12b-23, GSAH’s unaudited condensed balance sheet as of June 30, 2021, the related unaudited condensed statements of operations, changes in stockholders’ equity and cash flows for the six months ended June 30, 2021, including the related notes, are set forth in the Proxy Statement beginning on page F-22.

(b) Pro Forma Financial Information

In accordance with Rule 12b-23, certain unaudited pro forma condensed combined financial information regarding the Company to reflect the consummation of the Transactions appears in Exhibit 99.1 and is incorporated herein by reference.

(d) Exhibits

EXHIBIT INDEX

Exhibit Number	Description

2.1	Business Combination Agreement, dated as of June 17, 2021, by and among GS Acquisition Holdings Corp II, Mirion Technologies (TopCo), Ltd., CCP IX LP No. 1, CCP IX LP No. 2, CCP IX Co-Investment LP and CCP IX Co-Investment No. 2 LP, each acting by their general partner, Charterhouse General Partners (IX) Limited and the other parties thereto (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 21, 2021).

2.2	Amendment No. 1 to Business Combination Agreement, dated as of September 3, 2021, by and among GS Acquisition Holdings Corp II, Mirion Technologies (TopCo), Ltd. and CCP IX LP No. 1, CCP IX LP No. 2, CCP IX Co-Investment LP and CCP IX Co-Investment No. 2 LP, each acting by their general partner, Charterhouse General Partners (IX) Limited, on behalf of the Sellers (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 3, 2021).

3.1*	Amended and Restated Certificate of Incorporation.

3.2*	Amended and Restated Bylaws.

4.1*	Specimen Class A Common Stock Certificate.

4.2*	Specimen Warrant Certificate.

4.3	Warrant Agreement, dated June 29, 2020, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on July 2, 2020).

10.1*	Credit Agreement, dated as of October 20, 2021, by and between Mirion Technologies (HoldingSub2), Ltd., a limited liability company incorporated in England and Wales, as Holdings, Mirion Technologies (US Holdings), Inc., as the Parent Borrower, Mirion Technologies (US), Inc., as the Subsidiary Borrower, the lending institutions party thereto and Citibank, N.A., as Administrative Agent.

10.2*	Second Amended and Restated Sponsor Agreement, dated as of October 20, 2021, by and among GS Acquisition Holdings Corp II, GS Sponsor II LLC, GSAM Holdings LLC, GS Acquisition Holdings II Employee Participation LLC and GS Acquisition Holdings II Employee Participation 2 LLC.

10.3*	Amended and Restated Registration Rights Agreement, dated October 20, 2021, by and among Mirion Technologies, Inc., GS Sponsor II LLC, GS Acquisition Holdings II Employee Participation LLC, GS Acquisition Holdings II Employee Participation 2 LLC, GS II PIPE Investors Employee LP, NRD PIPE Investors LP, the Charterhouse Parties and the Sellers.

10.4*	Director Nomination Agreement, dated October 20, 2021, by and between the Company and the Charterhouse Parties.

10.5*	Director Nomination Agreement, dated October 20, 2021, by and between the Company and GS Sponsor II, LLC.

10.6*^	Mirion Technologies, Inc. 2021 Omnibus Incentive Plan.

10.7*^	Mirion Technologies, Inc. Deferred Compensation Plan.

10.8*^	Mirion Technologies, Inc. Non-Employee Director Compensation Program.

10.9*^	Form of Indemnification Agreement.

10.10	Form of Subscription Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 21, 2021).

10.11	Lease Agreement between GPI T&U Inland, LP and Mirion Technologies (MGPI), Inc., dated as of October 4, 2019 (incorporated by reference to Exhibit 10.10 to the Company’s Registration Statement on Form S-4 filed with the SEC on June 30, 2021).

Exhibit Number	Description

10.12	First Amendment to Lease Agreement between GPI T&U Inland, LP and Mirion Technologies (MGPI), Inc., dated as of March 12, 2020 (incorporated by reference to Exhibit 10.11 to the Company’s Registration Statement on Form S-4 filed with the SEC on August 11, 2021).

10.13	Second Amendment to Lease Agreement between GPI T&U Inland, LP and Mirion Technologies (MGPI), Inc., dated as of June 11, 2020 (incorporated by reference to Exhibit 10.12 to the Company’s Registration Statement on Form S-4 filed with the SEC on June 30, 2021).

10.14^	Amended and Restated Employment Agreement between Thomas D. Logan and Mirion Technologies, Inc., entered into on August 13, 2021 (incorporated by reference to Exhibit 10.13 to the Company’s Registration Statement on Form S-4 filed with the SEC on September 3, 2021).

10.15^	Confidentiality and Intellectual Property Agreement between Thomas D. Logan and Mirion Technologies, Inc., entered into August 13, 2021 (incorporated by reference to Exhibit 10.14 to the Company’s Registration Statement on Form S-4 filed with the SEC on September 3, 2021).

10.16^	Third Amended and Restated Employment Agreement between Brian Schopfer and Mirion Technologies, Inc., dated as of May 1, 2020 (incorporated by reference to Exhibit 10.15 to the Company’s Registration Statement on Form S-4 filed with the SEC on August 11, 2021).

10.17^	Confidentiality, Non-Interference and Intellectual Property Agreement between Brian Schopfer and Mirion Technologies, Inc., entered into March 15, 2019 (incorporated by reference to Exhibit 10.16 to the Company’s Registration Statement on Form S-4 filed with the SEC on September 3, 2021).

10.18^	Employment Agreement between Michael Freed and Mirion Technologies, Inc. dated as of July 16, 2016 (incorporated by reference to Exhibit 10.15 to the Company’s Registration Statement on Form S-4 filed with the SEC on August 11, 2021).

10.19^	Confidentiality, Non-Interference and Intellectual Property Agreement between Michael Freed and Mirion Technologies, Inc., entered into July 16, 2016 (incorporated by reference to Exhibit 10.18 to the Company’s Registration Statement on Form S-4 filed with the SEC on September 3, 2021).

10.20^	Profits Interest Award Agreement between Brian Schopfer and GS Sponsor II LLC, dated June 16, 2021 (incorporated by reference to Exhibit 10.18 to the Company’s Registration Statement on Form S-4 filed with the SEC on August 11, 2021).

10.21^	Profits Interest Award Agreement between Thomas Logan and GS Sponsor II LLC, dated June 16, 2021 (incorporated by reference to Exhibit 10.19 to the Company’s Registration Statement on Form S-4 filed with the SEC on August 11, 2021).

10.22^	Profits Interest Award Agreement between Lawrence D. Kingsley and GS Sponsor II LLC, dated June 16, 2021 (incorporated by reference to Exhibit 10.20 to the Company’s Registration Statement on Form S-4 filed with the SEC on August 11, 2021).

10.23^	Amendment to Profits Interest Award Agreement between Lawrence D. Kingsley and GS Sponsor II LLC, dated August 9, 2021 (incorporated by reference to Exhibit 10.21 to the Company’s Registration Statement on Form S-4 filed with the SEC on August 11, 2021).

14.1*	Code of Ethics and Business Conduct.

16.1*	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission, dated October 25, 2021.

21.1*	List of subsidiaries of Mirion Technologies, Inc.

99.1*	Unaudited Pro Forma Condensed Combined Financial Statements of Mirion Technologies, Inc. and its subsidiaries.

*	Filed herewith.
^	Indicates management contract or compensatory plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2021

Mirion Technologies, Inc.

By:	/s/ Brian Schopfer
Name:	Brian Schopfer
Title:	Chief Financial Officer